As filed with the U.S. Securities and Exchange Commission on November 21, 2014
                                                         Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Franklin Covey Co.
(Exact name of Registrant as specified in its charter)

Utah	87-0401551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
(801) 817-1776
(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Robert A. Whitman
Chief Executive Officer
Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
(801) 817-1776
 (Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Nolan S. Taylor and David F. Marx

Dorsey & Whitney LLP

136 South Main Street, Suite 1000

Salt Lake City, Utah 84101

(801) 933-7360

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)		Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.05 par value	3,212,805	19.56	$62,842,465.80	$7,302.30

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low price of $19.71 and $19.40, respectively, of the common stock on November 20, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  Our selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2014

PROSPECTUS

3,212,805 Shares

Franklin Covey Co.

Common Stock

This prospectus relates to the sale or other disposition from time to time of up to 3,212,805 shares of our common stock, which are held by the selling shareholder named in this prospectus.  The selling shareholder may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling shareholder.

The selling shareholder may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices.  We provide more information about how the selling shareholder may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution” on page 6.  Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling shareholder.  We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission.

Our common stock is quoted on the New York Stock Exchange under the symbol “FC.”  On November 20, 2014, the last reported sale price for our common stock was $19.58 per share.

Investing in our common stock involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in any amendment or supplements to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated                         ,       2014

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	3
USE OF PROCEEDS	3
SELLING SHAREHOLDER	4
PLAN OF DISTRIBUTION	6
DESCRIPTION OF CAPITAL STOCK	9
LEGAL MATTERS	9
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION BY REFERENCE	9

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (SEC or Commission), utilizing a “shelf” registration process.  Under this shelf registration process, the selling shareholder may, from time to time, offer and sell the shares of common stock, as described in this prospectus, in one or more offerings. To the extent we file any prospectus supplements, such prospectus supplements may add, update, or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (Securities Act). This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We and the selling shareholder have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

The selling shareholder is offering to sell, and seeking offers to buy, the shares of common stock, as described in this prospectus, only in jurisdictions where offers and sales are permitted.  You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities sold on a later date.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), relating to our operations, results of operations, and other matters that are based on our current expectations, estimates, assumptions, and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that might not prove to be accurate. Actual outcomes and results could differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties, and other factors that might cause such differences, some of which could be material, include, but are not limited to, the factors discussed under the section of this prospectus entitled “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision.  You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Throughout this prospectus, references to “Franklin Covey,” the “Company,” “we,” “us,” and “our” refer to Franklin Covey Co.

Our Company

Franklin Covey Co. is a global company specializing in performance improvement.  We help organizations achieve results that require a change in human behavior and our mission is to “enable greatness in people and organizations everywhere.”  We believe that our results-driven principle-centered content is a competitive advantage in the marketplace.  From the foundational work of Dr. Stephen R. Covey in leadership and Hyrum W. Smith in productivity, we have developed deep expertise that extends to helping organizations and individuals achieve lasting behavioral change is seven crucial areas: Leadership, Execution, Productivity, Trust, Sales Performance, Customer Loyalty, and Education.  We have over 825 employees worldwide delivering these principle-based curriculums and effectiveness tools to our customers.  Our shares of common stock are traded on the New York Stock Exchange (NYSE) under the ticker symbol “FC.”

We operate globally with one common brand and business model designed to enable us to provide clients around the world with the same high level of service.  To achieve this level of service we operate four regional sales offices in the United States; an office that specializes in sales to governmental entities; wholly owned subsidiaries in Australia, Japan, and the United Kingdom; and we contract with licensee partners who deliver our content and provide services in over 165 other countries and territories around the world.

Our business-to-business service utilizes our expertise in training, consulting, and technology that is designed to help our clients define great performance and execute at the highest levels.  We also provide clients with training in management skills, relationship skills, and individual effectiveness, and we can provide personal-effectiveness literature and electronic educational solutions to our clients as needed.

Knowledge Capital Investment Group

Knowledge Capital Investment Group (Knowledge Capital), a related party primarily controlled by a member of our Board of Directors, held a warrant to purchase 5.9 million shares of our common stock. Knowledge Capital exercised its warrant at various times on a net share basis and received 2.2 million shares of our common stock. They currently hold 3.2 million shares, or approximately 19 percent, of our outstanding common shares. Approximately 1.0 million of these shares are currently available for resale, subject to the requirements of U.S. securities laws.

Corporate Information

Franklin Covey Co. is a Utah corporation.  Our principal offices are located at 2200 West Parkway Boulevard, Salt Lake City, UT 84119-2331, and our telephone number is (801) 817-1776.  Our website address is www.franklincovey.com.  However, the information contained in, or that can be accessed through, our website does not constitute a part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

All shares offered in this prospectus are being sold by Knowledge Capital.  We will not receive any proceeds from the sale of shares by Knowledge Capital.

SELLING SHAREHOLDER

The selling shareholder named in this prospectus, Knowledge Capital, may offer to sell from time to time in the future up to an aggregate of 3,212,805 shares of our common stock, par value $0.05. As of the date of this prospectus, Knowledge Capital holds 3,212,805 shares of our common stock.

Knowledge Capital is a related entity that originally held a warrant to purchase 5.9 million shares of our common stock. In connection with the issuance of the warrant, we and Knowledge Capital entered into an Amended and Restated Registration Rights Agreement, dated as of March 8, 2005 (Registration Rights Agreement). Knowledge Capital exercised its warrant at various dates in fiscal 2011 and fiscal 2013 according to the terms of a fiscal 2011 exercise agreement, and received a total of 2.2 million shares of our common stock from shares held in treasury. In the fiscal 2011 exercise agreement, Knowledge Capital agreed to the following:

(1)	To exercise its remaining warrant shares on a net settlement basis.

(2)
Not to exercise its right to cause the Company to file a registration statement with respect to the resale of any of the shares owned by Knowledge Capital (including shares already owned by Knowledge Capital) prior to the earlier of (i) March 8, 2013 (the expiration of the warrant) or (ii) one year after the date on which the warrant has been exercised in full (the Stand-Off Period).

(3)
If Knowledge Capital intended to sell any of our common stock (including shares previously owned by Knowledge Capital) in the market during the Stand-Off Period on an unregistered basis, Knowledge Capital would notify us in writing of such intent, including the details surrounding such sale, at least five trading days before commencing such sales, and, if requested by us, would refrain from selling shares of our common stock for up to 120 days after the date Knowledge Capital intended to begin such sales in order to permit us to arrange for an underwritten or other organized sale of these shares. This action included filing with the SEC, if applicable and required, an effective registration statement covering the sale of the shares in the manner proposed by Knowledge Capital or as otherwise agreed to by Knowledge Capital and us.

(4)	To discuss with us any proposal by us to purchase such shares during the 120-day period.

In exchange for these considerations, we agreed to waive our right to pay cash in lieu of shares upon exercises of the warrant. We are registering the shares to satisfy the registration rights that we have granted to Knowledge Capital, as described above.

Two members of our Board of Directors, including our Chief Executive Officer, have an equity interest in Knowledge Capital. This transaction and agreement was approved by members of our Board of Directors who are not affiliated with Knowledge Capital and had no economic interest in the warrant.

The following table sets forth the number of shares of common stock known by us to be beneficially owned by Knowledge Capital as of October 31, 2014, based upon records of our transfer agent as of that date, Knowledge Capital’s filings made pursuant to section 16 of the Exchange Act, and the number of shares being registered for sale or distribution. Applicable percentage ownership is based on 16,874,683 shares of common stock outstanding at October 31, 2014.  Knowledge Capital’s address is 3232 McKinney Ave., Dallas, TX 75204.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Percentage of Common Stock Owned after Offering of Shares Pursuant to this Prospectus
Name of Beneficial Owner	Number	Percent
Knowledge Capital Investment Group	3,212,805	19.03%	3,212,805	0%

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to Knowledge Capital to permit the resale of these shares of common stock by Knowledge Capital from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by Knowledge Capital of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Knowledge Capital may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, Knowledge Capital will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions.  Knowledge Capital may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions, including with the Company;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with Knowledge Capital to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Knowledge Capital also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by Knowledge Capital may arrange for other broker-dealers to participate in sales.  If Knowledge Capital effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from Knowledge Capital or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.  Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, Knowledge Capital may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  Knowledge Capital may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, Knowledge Capital may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  Knowledge Capital may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law.  Knowledge Capital may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  Notwithstanding the foregoing, Knowledge Capital has been advised that it may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

Knowledge Capital may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  Knowledge Capital also may transfer and donate the shares of common stock in other circumstances, including transfers to the owners of equity interests of Knowledge Capital, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Knowledge Capital and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  If Knowledge Capital is deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The shares of common stock are listed on the NYSE under the symbol “FC.”

Knowledge Capital has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  Upon the Company being notified in writing by Knowledge Capital that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that Knowledge Capital will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Knowledge Capital and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by Knowledge Capital and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, including, without limitation, (i) SEC filing fees and expenses of compliance with state securities or “blue sky” laws, (ii) printing expenses, and (iii) fees of counsel for the Company and special counsel for Knowledge Capital, if applicable; provided, however, that Knowledge Capital will pay all underwriting discounts and selling commissions, if any.  We will indemnify Knowledge Capital against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or Knowledge Capital will be entitled to contribution.  We may be indemnified by Knowledge Capital against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by Knowledge Capital specifically for use in this prospectus, in accordance with the Registration Rights Agreement.

DESCRIPTION OF CAPITAL STOCK

The common stock registered by this prospectus is of the same class as other of our securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

LEGAL MATTERS

Dorsey & Whitney LLP, Salt Lake City, Utah will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of Franklin Covey Co. appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of August 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance on the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available.  The address of the SEC’s web site is http://www.sec.gov. Our website address is www.franklincovey.com.  However, the information contained in, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  We incorporate by reference the documents listed below that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the year ended August 31, 2014; and

•
The description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on October 22, 1999, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, until we sell all of the securities we are offering or the termination of the offering.  Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide at no cost to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Investors should direct requests to Steve Young, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119, telephone: (801) 817-1776.

Franklin Covey Co.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered.  All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount Paid or to be Paid
SEC Registration Fee	$7,302.30
Legal Fees	$25,000.00
Accounting Fees and Expenses	$10,000.00
Miscellaneous Fees	$5,000.00
Total	$47,302.30

Item 15. Indemnification of Officers and Directors

Utah Revised Business Corporation Act

Section 902 of the Utah Revised Business Corporation Act (Revised Act) provides that a corporation may indemnify any individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding, if: (a) his conduct was in good faith, (b) he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe such conduct was unlawful; provided, however, that a corporation may not indemnify a director under Section 902 if (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Section 903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 905 of the Revised Act provides that unless otherwise limited by a corporation’s articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

Section 904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding upon the satisfaction of certain conditions.

Section 907 of the Revised Act provides that, unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Section 908 of the Revised Act provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him against the same liability under Section 902, 903, or 907 of the Revised Act.

Restated Articles of Incorporation

Our restated articles of incorporation (Articles) authorizes the Company to indemnify directors and officers of the Company to the fullest extent permitted under the Revised Act.

Amended and Restated Bylaws

Our amended and restated bylaws (Bylaws) allows the Company to indemnify, to the maximum extent and in the manner permitted by the Revised Act, an individual made a party to a proceeding because he is or was a director, officer, employee, fiduciary, or agent of the Company, against liability incurred in the proceeding if his or her conduct was in good faith, he reasonably believed that his or her conduct was in, or not opposed to, the Company’s best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee, fiduciary, or agent of the Company, did not meet the standard of conduct described in our Bylaws.

The Company may not indemnify a director, officer, employee, fiduciary, or agent of the Company under our Bylaws, in connection with a proceeding by or in the right of a corporation in which such party was adjudged liable to the Company, or in connection with any other proceeding charging that such party derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

The Company shall indemnify a director or officer of the Company who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he is or was a director or officer of the Company, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

The Company may not indemnify a director, officer, employee, fiduciary, or agent of the Company under our Bylaws unless authorized and a determination has been made in a specific case that indemnification of such party is permissible in the circumstances because such party has met the applicable standard of conduct set forth in our Bylaws. Such determination shall be made either (a) by the Board of

Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceedings shall be counted in satisfying the quorum requirement; (b) if a quorum cannot be obtained, by majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding, except that the directors who are not parties to the proceeding may participate in the designation of directors for the committee; (c) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors in the manner prescribed by the Revised Act; or (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. The majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this shareholders’ action that otherwise complies with our Bylaws is not affected by the presence of holders, or the voting, of shares that are not qualified shares as determined under the Revised Act.

The indemnification and advancement of expenses provided by our Bylaws shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our Articles, Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Company in accordance with the Revised Act may pay for or reimburse the reasonable expenses incurred by any director, officer, employee, fiduciary, or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding if (a) such party furnishes the Company a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in our Bylaws; (b) such party furnishes to the Company a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under our Bylaws.

Except as otherwise provided in our Bylaws, the indemnification and advancement of expenses authorized by our Bylaws are intended to permit the Company to indemnify to the fullest extent permitted by the laws of the State of Utah, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent of the Company and shall inure to the benefit of such person’s heirs, executors, and administrators.

The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company, or who, while serving as a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the Company would have the power to indemnify him or her against the liability under the provisions of our Bylaws or the laws of the State of Utah, as the same may hereafter be amended or modified.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit	Incorporated by Reference	Filed Herewith
1.1*	Form of Underwriting Agreement
2.1	Master Asset Purchase Agreement between Franklin Covey Products, LLC and Franklin Covey Co. dated May 22, 2008	(1)
2.2	Amendment to Master Asset Purchase Agreement between Franklin Covey Products, LLC and Franklin Covey Co. dated May 22, 2008	(2)
4.1	Specimen Certificate of the Registrant’s Common Stock, par value $.05 per share	(3)
4.2	Articles of Restatement filed January 30, 2006 amending and restating the Registrant’s Articles of Incorporation	(4)
4.3	Amendment to Amended and Restated Articles of Incorporation of Franklin Covey	(5)
4.4	Amended and Restated Bylaws of Franklin Covey Co.	(6)
4.5	Stockholder Agreements, dated May 11, 1999 and June 2, 1999	(7)
4.6	Registration Rights Agreement, dated June 2, 1999	(7)
4.7	Restated Shareholders Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group	(4)
4.8	Restated Registration Rights Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group	(4)
5.1	Opinion of Dorsey & Whitney LLP		éé
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm		éé
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)		éé
24.1	Power of Attorney (included in signature page)		éé

(1)	Incorporated by reference to Report on Form 8-K/A filed with the Commission on May 29, 2008.**
(2)	Incorporated by reference to Report on Form 10-Q filed July 10, 2008, for the Quarter ended May 31, 2008.**
(3)	Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on May 26, 1992, Registration No. 33-47283.
(4)	Incorporated by reference to Report on Form 8-K filed with the Commission on March 10, 2005.**
(5)	Incorporated by reference to Appendix C to the Definitive Proxy Statement on Form DEF 14A filed with the Commission on December 12, 2005.**
(6)	Incorporated by reference to Report on Form 8-K filed with the Commission on February 1, 2012.**
(7)	Incorporated by reference to Schedule 13D (CUSIP No. 534691090 as filed with the Commission on June 14, 1999). Registration No. 005-43123.
*
To be filed, if necessary, in connection with an offering of common stock subsequent to the effectiveness of this registration statement, by amendment to this registration statement or incorporated herein by reference from documents to be filed with the SEC under the Exchange Act.

**	Registration No. 001-11107.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

 (5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)           That:

(i)           for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)

(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)           for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on November 21, 2014.

Franklin Covey Co.

BY:/s/ Robert A. Whitman____________________

Robert A. Whitman
President & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert A. Whitman and Stephen D. Young, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert A. Whitman	Chairman of the Board, President & Chief Executive Officer (Principal Executive Officer)	November 21, 2014
Robert A. Whitman
/s/ Stephen D. Young	Executive Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	November 21, 2014
Stephen D. Young

/s/ Clayton M. Christensen	Director	November 21, 2014
Clayton M. Christensen

/s/ Michael Fung	Director	November 21, 2014
Michael Fung

/s/ Dennis G. Heiner	Director	November 21, 2014
Dennis G. Heiner

/s/ Donald J. McNamara	Director	November 21, 2014
Donald J. McNamara

/s/ Joel C. Peterson	Director	November 21, 2014
Joel C. Peterson

/s/ E. Kay Stepp	Director	November 21, 2014
E. Kay Stepp

EXHIBIT INDEX

Item 16.                      Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit	Incorporated by Reference	Filed Herewith
1.1*	Form of Underwriting Agreement
2.1	Master Asset Purchase Agreement between Franklin Covey Products, LLC and Franklin Covey Co. dated May 22, 2008	(1)
2.2	Amendment to Master Asset Purchase Agreement between Franklin Covey Products, LLC and Franklin Covey Co. dated May 22, 2008	(2)
4.1	Specimen Certificate of the Registrant’s Common Stock, par value $.05 per share	(3)
4.2	Articles of Restatement filed January 30, 2006 amending and restating the Registrant’s Articles of Incorporation	(4)
4.3	Amendment to Amended and Restated Articles of Incorporation of Franklin Covey	(5)
4.4	Amended and Restated Bylaws of Franklin Covey Co.	(6)
4.5	Stockholder Agreements, dated May 11, 1999 and June 2, 1999	(7)
4.6	Registration Rights Agreement, dated June 2, 1999	(7)
4.7	Restated Shareholders Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group	(4)
4.8	Restated Registration Rights Agreement, dated as of March 8, 2005, between the Company and Knowledge Capital Investment Group	(4)
5.1	Opinion of Dorsey & Whitney LLP		éé
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm		éé
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)		éé
24.1	Power of Attorney (included in signature page)		éé

(1)	Incorporated by reference to Report on Form 8-K/A filed with the Commission on May 29, 2008.**
(2)	Incorporated by reference to Report on Form 10-Q filed July 10, 2008, for the Quarter ended May 31, 2008.**
(3)	Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on May 26, 1992, Registration No. 33-47283.
(4)	Incorporated by reference to Report on Form 8-K filed with the Commission on March 10, 2005.**
(5)	Incorporated by reference to Appendix C to the Definitive Proxy Statement on Form DEF 14A filed with the Commission on December 12, 2005.**
(6)	Incorporated by reference to Report on Form 8-K filed with the Commission on February 1, 2012.**
(7)	Incorporated by reference to Schedule 13D (CUSIP No. 534691090 as filed with the Commission on June 14, 1999). Registration No. 005-43123.
*
To be filed, if necessary, in connection with an offering of common stock subsequent to the effectiveness of this registration statement, by amendment to this registration statement or incorporated herein by reference from documents to be filed with the SEC under the Exchange Act.

**	Registration No. 001-11107.